Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate May 1, 2024	Natalie M. Fischer Investor Relations 716-857-7315	Timothy J. Silverstein Treasurer 716-857-6987

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the second quarter of its 2024 fiscal year and for the six months ended March 31, 2024.

FISCAL 2024 SECOND QUARTER SUMMARY
•GAAP net income of $166.3 million, or $1.80 per share, compared to GAAP net income of $140.9 million, or $1.53 per share, in the prior year, an increase of 18% per share.
•Adjusted operating results of $165.3 million, or $1.79 per share, compared to $141.8 million, or $1.54 per share, in the prior year, an increase of 16% per share (see non-GAAP reconciliation on page 2).
•Pipeline and Storage segment revenue was up $12.9 million, or 14%, from the prior year, primarily due to the resolution of the National Fuel Gas Supply Corporation (“Supply Corporation”) rate proceeding, which is expected to increase annual revenues by $56 million.
•Exploration and Production segment produced 103 Bcf of natural gas, an increase of 10% from the prior year, driven by strong operational execution, particularly in the highly productive Eastern Development Area (“EDA”).
•Gathering segment revenue increased $7.0 million, or 12%, from the prior year, primarily as a result of a 15% increase in throughput, driven by both Seneca Resources and third-party producers.
•Utility segment earnings increased by $13.0 million, or 41%, from the prior year largely due to an increase in base rate delivery revenues from our 2023 Pennsylvania jurisdiction rate case settlement.
•Company is revising its fiscal 2024 earnings guidance to a range of $4.75 to $5.05 per share, excluding items impacting comparability, while lowering capital expenditure guidance to a range of $885 to $980 million.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel had an excellent second quarter with adjusted operating results increasing 16% compared to the prior year. Leading the way was strong performance from our regulated businesses, which collectively delivered earnings growth of 36%, primarily driven by the completion of rate proceedings in our FERC-regulated Supply Corporation and the Pennsylvania jurisdiction of our Utility business.

“Operationally, we continue to execute on strategic objectives across our asset base. Of note, the ongoing transition to the EDA is exceeding expectations and was the main driver behind the double-digit growth in Seneca’s production and Gathering business throughput. While lower natural gas prices were a headwind compared to last year’s second quarter, our disciplined hedging program mitigated a majority of the commodity price impacts.

“Looking ahead, the underlying strength of each of our businesses, and our commitment to hedging through the cycles, provide confidence in our long-term outlook for the Company. This outlook supports our long-standing commitment to shareholder returns, which was further enhanced in the second quarter with the commencement of a new $200 million share buyback program. Together, our outlook for growth and commitment to returning capital to shareholders position the Company to create value in the coming years.”

Page 2.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2024	2023	2024	2023
Reported GAAP Earnings	$166,272	$140,880	$299,292	$310,570
Items impacting comparability:
Unrealized (gain) loss on derivative asset (E&P)	(536)	2,471	3,662	2,273
Tax impact of unrealized (gain) loss on derivative asset	147	(677)	(1,004)	(623)
Unrealized (gain) loss on other investments (Corporate / All Other)	(769)	(1,068)	(1,818)	(1,278)
Tax impact of unrealized (gain) loss on other investments	162	224	382	268
Adjusted Operating Results	$165,276	$141,830	$300,514	$311,210

Reported GAAP Earnings Per Share	$1.80	$1.53	$3.24	$3.37
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax (E&P)	—	0.02	0.03	0.02
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	(0.01)	(0.01)	(0.02)	(0.01)
Rounding	—	—	—	(0.01)
Adjusted Operating Results Per Share	$1.79	$1.54	$3.25	$3.37

FISCAL 2024 GUIDANCE UPDATE

National Fuel is revising its fiscal 2024 earnings guidance to reflect the results of the second quarter along with updated forecast assumptions and projections. The Company is now projecting that earnings, excluding anticipated non-cash ceiling test impairment charges and other items impacting comparability, will be within the range of $4.75 to $5.05 per share, a decrease of $0.15 per share from the midpoint of the Company’s prior guidance range. The decrease from the Company’s prior earnings guidance primarily reflects the full year impact of lower natural gas prices and price-related production curtailments at Seneca during the second quarter, partially offset by an increase in revenue in the Pipeline and Storage segment.

The Company is now assuming that NYMEX natural gas prices will average $2.00 per MMBtu for the remainder of fiscal 2024, a decrease of $0.40 per MMBtu. For guidance purposes, the Company’s updated natural gas price projections approximate the current NYMEX forward curve and consider the impact of local sales point differentials and new physical firm sales, transportation, and financial hedge contracts. Given the Company's price projections, we expect to experience a ceiling test impairment in each of the two remaining quarters of fiscal 2024.

The Exploration and Production segment’s fiscal 2024 net production is now expected to be in the range of 390 to 405 Bcf, which reflects the impacts of approximately 5 Bcf of price-related curtailments due to low in-basin pricing during the second quarter. This guidance range does not incorporate any additional price-related curtailments over the remainder of the fiscal year. Seneca currently has firm sales contracts in place for approximately 95% of its projected remaining fiscal 2024 natural gas production, significantly limiting its exposure to in-basin markets. Approximately 74% of expected remaining production is either matched by a financial hedge or was entered into at a fixed price.

The Pipeline and Storage segment’s revenues are now expected to be in the range of $400 to $420 million, a $10 million increase at the midpoint. The increase is attributable to several factors, including the settlement of the Supply Corporation rate case.

The Company’s consolidated capital expenditures are now expected to be in the range of $885 to $980 million, a $10 million decrease at the midpoint. During the first half of the fiscal year, the Company operated a two-rig program with a dedicated completion crew, while also periodically utilizing a top-hole rig. As previously planned, the Company dropped a rig at the end of the second quarter and expects to maintain a reduced activity level for the balance of the fiscal year.

The Company’s other guidance assumptions are outlined in the table on page 7.

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Page 3.

DISCUSSION OF SECOND QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended March 31, 2024 is summarized in a tabular form on pages 8 and 9 of this report (earnings drivers for the six months ended March 31, 2024 are summarized on pages 10 and 11). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC (“Seneca”). Seneca explores for, develops and produces primarily natural gas reserves in Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2024	2023	Variance
GAAP Earnings	$62,065	$60,982	$1,083
Unrealized (gain) loss on derivative asset, net of tax	(389)	1,794	(2,183)
Adjusted Operating Results	$61,676	$62,776	$(1,100)

Adjusted EBITDA	$172,068	$154,574	$17,494

Seneca’s second quarter GAAP earnings increased $1.1 million versus the prior year. Higher natural gas production, lower per unit lease operating and transportation expense (“LOE”), and lower other taxes were partially offset by lower realized natural gas prices, and increases in per unit depreciation, depletion and amortization (“DD&A”) and interest expenses.

The GAAP earnings increase also includes an unrealized gain of $0.5 million ($0.4 million after-tax) recognized during the current-year second quarter related to an increase in the fair value of contingent consideration Seneca received in connection with the June 2022 divestiture of its California assets. In the prior year's second quarter, Seneca recorded an unrealized loss of $2.5 million ($1.8 million after-tax) on that contingent consideration. Excluding these unrealized gains and losses, Seneca's adjusted operating results decreased $1.1 million.

During the second quarter, Seneca produced 102.9 Bcf of natural gas, an increase of 9.6 Bcf, or 10%, from the prior year, despite the impact of approximately 5 Bcf of price-related curtailments due to low in-basin pricing. The increase in production was largely due to production from new Marcellus and Utica wells in Seneca's EDA.
Seneca’s average realized natural gas price, after the impact of hedging and transportation costs, was $2.56 per Mcf, a decrease of $0.02 per Mcf from the prior year. Pre-hedging realized natural gas prices decreased 29% from the prior year; however, Seneca’s hedging portfolio, which experienced a gain of $0.58 per Mcf during the quarter, mitigated a significant portion of this impact.

On a per unit basis, LOE was $0.68 per Mcf, a decrease of $0.03 per Mcf from the prior year. On an absolute basis, LOE increased $3.9 million primarily due to higher transportation and gathering costs as a result of increased production, partially offset by a decrease in water management costs. LOE included $58.1 million for gathering and compression services from the Company's Gathering segment to connect Seneca’s production to sales points along interstate pipelines.

DD&A expense was $0.71 per Mcf, an increase of $0.08 per Mcf from the prior year. Absolute DD&A expense increased $14.8 million due to higher natural gas production and a higher per unit DD&A rate. The higher per unit rate was driven by an increase in Seneca's full cost pool due to a combination of higher capitalized costs and an increase in estimated future development costs related to proved undeveloped wells.

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Page 4.

Other taxes decreased $1.6 million largely as a result of lower Impact Fees in Pennsylvania due to the decline in NYMEX natural gas prices.

Interest expense increased $2.9 million primarily due to a higher average amount of net borrowings combined with higher average interest rates.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by Supply Corporation and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2024	2023	Variance
GAAP Earnings	$30,737	$23,858	$6,879

Adjusted EBITDA	$70,033	$58,926	$11,107

The Pipeline and Storage segment’s second quarter GAAP earnings increased $6.9 million versus the prior year primarily due to higher operating revenues, partly offset by higher operation and maintenance (“O&M”) and DD&A expenses.

The increase in operating revenues of $12.9 million was primarily attributable to an increase in Supply Corporation’s transportation and storage rates effective February 1, 2024, in accordance with the approved interim rates in connection with its rate case settlement, which is pending final Federal Energy Regulatory Commission approval. In addition, Supply Corporation recorded a final true-up adjustment to a surcharge for pipeline safety and greenhouse gas costs that concluded with the effective date of its rate increase, reflective of investments made in those areas.

O&M expense increased $1.8 million primarily due to an increase in personnel costs and compressor maintenance costs. The increase in DD&A expense of $1.8 million was attributable to higher average depreciable plant in service compared to the prior year.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which delivers Seneca and other non-affiliated Appalachian production to the interstate pipeline system.

	Three Months Ended
	March 31,
(in thousands)	2024	2023	Variance
GAAP Earnings	$28,706	$24,334	$4,372

Adjusted EBITDA	$53,103	$46,263	$6,840

The Gathering segment’s second quarter GAAP earnings increased $4.4 million versus the prior year primarily due to higher operating revenues, partly offset by higher DD&A expense. Operating revenues increased $7.0 million, or 12%, which was the result of a $4.8 million increase in revenue from Seneca and a $2.2 million increase in revenue from non-affiliated parties. DD&A expense increased $0.7 million primarily due to higher average depreciable plant in service compared to the prior year.

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Page 5.

Downstream Business

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2024	2023	Variance
GAAP Earnings	$44,739	$31,720	$13,019

Adjusted EBITDA	$78,326	$65,820	$12,506

The Utility segment’s second quarter GAAP earnings increased $13.0 million versus the prior year due to higher customer margins (operating revenues less purchased gas sold), lower interest expense and a lower effective income tax rate, partially offset by an increase in O&M expense.

The $14.4 million increase in customer margin for the quarter was primarily due to the impact of the base rate increase in Distribution's Pennsylvania jurisdiction. Last year, the Company received approval for a $23 million annual rate increase that went into effect in August 2023 and the ability to implement a weather normalization adjustment (“WNA”), which serves to help mitigate the impact of temperature fluctuations on usage and margin revenues (subject to a 3% deadband). Despite lower usage due to warmer weather, the Company recovered approximately $4.6 million from the Pennsylvania WNA mechanism in the current quarter. Distribution continues to benefit from a WNA mechanism in its New York jurisdiction, which helped to mitigate the impact of warmer weather on margins in the current and prior year quarters. Higher revenues from the Company’s system modernization tracking mechanisms in its New York service territory also contributed to the increase.

O&M expense increased by $2.9 million, primarily driven by higher personnel costs. These increases were partially offset by a decline in the accrual for uncollectible accounts due to a decrease in the natural gas commodity component of customer bills.

Interest expense declined $1.2 million primarily due to lower average amount of net borrowings, partially offset by higher average interest rates.

The reduction in the Utility segment's effective income tax rate was primarily driven by an increase in tax deductions related to certain repairs and maintenance expenditures as a result of updated IRS guidance published in 2023.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated combined earnings of less than $0.1 million in the current-year second quarter, which was essentially flat compared to a combined net loss of less than $0.1 million in the prior-year second quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Thursday, May 2, 2024, at 10 a.m. Eastern Time to discuss this announcement. To pre-register for the call (recommended), please visit https://www.netroadshow.com/events/login?show=08edd3c2&confld=63859. After registering, you will receive your access details via email. To join by telephone on the day of the call, dial U.S. toll free 1-833–470–1428 and provide Participant Access Code 450696. The teleconference will also be simultaneously webcast online and can be accessed on the NFG Investor Relations website at investor.nationalfuelgas.com. A telephone replay of the teleconference call will be available through the end of the day on Thursday, May 9, 2024. To access the replay, dial U.S. toll free 1-866-813-9403 and provide Replay Access Code 407920.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

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Analyst Contact:	Natalie M. Fischer	716-857-7315
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: impairments under the SEC’s full cost ceiling test for natural gas reserves; changes in the price of natural gas; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; changes in economic conditions, including inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; the Company’s ability to complete strategic transactions; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company's workforce, including potential work stoppages during negotiations; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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Page 7.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2024. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

The revised earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the six months ended March 31, 2024, including: (1) after-tax unrealized losses on a derivative asset, which reduced earnings by $0.03 per share; and (2) after-tax unrealized gains on other investments, which increased earnings by $0.02 per share. While the Company expects to record certain adjustments to unrealized gain or loss on a derivative asset and unrealized gain or loss on investments during the six months ending September 30, 2024, the amounts of these and other potential adjustments and charges, including ceiling test impairments, are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Previous FY 2024 Guidance	Updated FY 2024 Guidance
Adjusted Consolidated Earnings per Share, excluding items impacting comparability	$4.90 to $5.20	$4.75 to $5.05
Consolidated Effective Tax Rate	~ 25 - 25.5%	~ 25%

Capital Expenditures (Millions)
Exploration and Production	$525 - $575	$525 - $555
Pipeline and Storage	$120 - $140	$120 - $140
Gathering	$90 - $110	$90 - $110
Utility	$150 - $175	$150 - $175
Consolidated Capital Expenditures	$885 - $1,000	$885 - $980

Exploration and Production Segment Guidance*

Commodity Price Assumptions
NYMEX natural gas price	$2.40 /MMBtu	$2.00 /MMBtu
Appalachian basin spot price	$1.70 /MMBtu	$1.60 /MMBtu

Production (Bcf)	395 to 410	390 to 405

E&P Operating Costs ($/Mcf)
LOE	$0.69 - $0.70	$0.69 - $0.70
G&A	$0.17 - $0.19	$0.17 - $0.19
DD&A	$0.69 - $0.74	$0.69 - $0.74

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$245 - $260	$240 - $255
Pipeline and Storage Segment Revenues	$380 - $420	$400 - $420

* Commodity price assumptions are for the remaining 6 months of the fiscal year.

Page 8.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Second quarter 2023 GAAP earnings	$60,982	$23,858	$24,334	$31,720	$(14)	$140,880
Items impacting comparability:
Unrealized (gain) loss on derivative asset	2,471					2,471
Tax impact of unrealized (gain) loss on derivative asset	(677)					(677)
Unrealized (gain) loss on other investments					(1,068)	(1,068)
Tax impact of unrealized (gain) loss on other investments					224	224
Second quarter 2023 adjusted operating results	62,776	23,858	24,334	31,720	(858)	141,830
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	19,687					19,687
Higher (lower) realized natural gas prices, after hedging	(2,006)					(2,006)
Higher (lower) other operating revenues	(1,830)					(1,830)
Midstream Revenues
Higher (lower) operating revenues		10,204	5,539			15,743
Downstream Margins***
Impact of usage and weather				4,452		4,452
Impact of new rates in Pennsylvania				8,530		8,530
System modernization and improvement tracker revenues				1,764		1,764
Regulatory revenue adjustments				(1,554)		(1,554)
Higher (lower) other operating revenues				(987)		(987)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(3,064)					(3,064)
Lower (higher) operating expenses		(1,412)		(2,320)	(676)	(4,408)
Lower (higher) property, franchise and other taxes	1,261					1,261
Lower (higher) depreciation / depletion	(11,726)	(1,392)	(547)			(13,665)
Other Income (Expense)
Higher (lower) other income		941				941
(Higher) lower interest expense	(2,308)	(981)		730	900	(1,659)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(521)	(463)	(498)	2,429	178	1,125
All other / rounding	(593)	(18)	(122)	(25)	(126)	(884)
Second quarter 2024 adjusted operating results	61,676	30,737	28,706	44,739	(582)	165,276
Items impacting comparability:
Unrealized gain (loss) on derivative asset	536					536
Tax impact of unrealized gain (loss) on derivative asset	(147)					(147)
Unrealized gain (loss) on other investments					769	769
Tax impact of unrealized gain (loss) on other investments					(162)	(162)
Second quarter 2024 GAAP earnings	$62,065	$30,737	$28,706	$44,739	$25	$166,272

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Second quarter 2023 GAAP earnings per share	$0.66	$0.26	$0.26	$0.35	$—	$1.53
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax	0.02					0.02
Unrealized (gain) loss on other investments, net of tax					(0.01)	(0.01)
Second quarter 2023 adjusted operating results per share	0.68	0.26	0.26	0.35	(0.01)	1.54
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.21					0.21
Higher (lower) realized natural gas prices, after hedging	(0.02)					(0.02)
Higher (lower) other operating revenues	(0.02)					(0.02)
Midstream Revenues
Higher (lower) operating revenues		0.11	0.06			0.17
Downstream Margins***
Impact of usage and weather				0.05		0.05
Impact of new rates in Pennsylvania				0.09		0.09
System modernization and improvement tracker revenues				0.02		0.02
Regulatory revenue adjustments				(0.02)		(0.02)
Higher (lower) other operating revenues				(0.01)		(0.01)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.03)					(0.03)
Lower (higher) operating expenses		(0.02)		(0.03)	(0.01)	(0.06)
Lower (higher) property, franchise and other taxes	0.01					0.01
Lower (higher) depreciation / depletion	(0.13)	(0.02)	(0.01)			(0.16)
Other Income (Expense)
Higher (lower) other income		0.01				0.01
(Higher) lower interest expense	(0.02)	(0.01)		0.01	0.01	(0.01)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.01)	(0.01)	(0.01)	0.03	—	—
All other / rounding	—	0.01	0.01	(0.01)	0.01	0.02
Second quarter 2024 adjusted operating results per share	0.67	0.33	0.31	0.48	—	1.79
Items impacting comparability:
Unrealized gain (loss) on derivative asset, net of tax	—					—
Unrealized gain (loss) on other investments, net of tax					0.01	0.01
Second quarter 2024 GAAP earnings per share	$0.67	$0.33	$0.31	$0.48	$0.01	$1.80

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*
Six months ended March 31, 2023 GAAP earnings	$152,174	$53,335	$49,072	$55,537	$452	$310,570
Items impacting comparability:
Unrealized (gain) loss on derivative asset	2,273					2,273
Tax impact of unrealized (gain) loss on derivative asset	(623)					(623)
Unrealized (gain) loss on other investments					(1,278)	(1,278)
Tax impact of unrealized (gain) loss on other investments					268	268
Six months ended March 31, 2023 adjusted operating results	153,824	53,335	49,072	55,537	(558)	311,210
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	43,811					43,811
Higher (lower) realized natural gas prices, after hedging	(42,547)					(42,547)
Higher (lower) other operating revenues	(3,593)					(3,593)
Midstream Revenues
Higher (lower) operating revenues		7,642	10,418			18,060
Downstream Margins***
Impact of usage and weather				1,694		1,694
Impact of new rates in Pennsylvania				15,378		15,378
System modernization and improvement tracker revenues				2,682		2,682
Regulatory revenue adjustments				(1,950)		(1,950)
Higher (lower) other operating revenues				(1,488)		(1,488)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(7,432)					(7,432)
Lower (higher) operating expenses	(4,346)	(2,938)		(5,014)	(1,144)	(13,442)
Lower (higher) property, franchise and other taxes	3,898					3,898
Lower (higher) depreciation / depletion	(24,687)	(2,024)	(1,139)	(1,483)		(29,333)
Other Income (Expense)
Higher (lower) other income		890		1,089	(1,170)	809
(Higher) lower interest expense	(3,916)	(1,591)	404		2,180	(2,923)
Income Taxes
Lower (higher) income tax expense / effective tax rate	1,482	(336)	(981)	4,245	207	4,617
All other / rounding	712	(186)	(243)	599	181	1,063
Six months ended March 31, 2024 adjusted operating results	117,206	54,792	57,531	71,289	(304)	300,514
Items impacting comparability:
Unrealized gain (loss) on derivative asset	(3,662)					(3,662)
Tax impact of unrealized gain (loss) on derivative asset	1,004					1,004
Unrealized gain (loss) on other investments					1,818	1,818
Tax impact of unrealized gain (loss) on other investments					(382)	(382)
Six months ended March 31, 2024 GAAP earnings	$114,548	$54,792	$57,531	$71,289	$1,132	$299,292

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Six months ended March 31, 2023 GAAP earnings per share	$1.65	$0.58	$0.53	$0.60	$0.01	$3.37
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax	0.02					0.02
Unrealized (gain) loss on other investments, net of tax					(0.01)	(0.01)
Rounding					(0.01)	(0.01)
Six months ended March 31, 2023 adjusted operating results per share	1.67	0.58	0.53	0.60	(0.01)	3.37
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.47					0.47
Higher (lower) realized natural gas prices, after hedging	(0.46)					(0.46)
Higher (lower) other operating revenues	(0.04)					(0.04)
Midstream Revenues
Higher (lower) operating revenues		0.08	0.11			0.19
Downstream Margins***
Impact of usage and weather				0.02		0.02
Impact of new rates in Pennsylvania				0.17		0.17
System modernization and improvement tracker revenues				0.03		0.03
Regulatory revenue adjustments				(0.02)		(0.02)
Higher (lower) other operating revenues				(0.02)		(0.02)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.08)					(0.08)
Lower (higher) operating expenses	(0.05)	(0.03)		(0.05)	(0.01)	(0.14)
Lower (higher) property, franchise and other taxes	0.04					0.04
Lower (higher) depreciation / depletion	(0.27)	(0.02)	(0.01)	(0.02)		(0.32)
Other Income (Expense)
Higher (lower) other income		0.01		0.01	(0.01)	0.01
(Higher) lower interest expense	(0.04)	(0.02)	—		0.02	(0.04)
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.02	—	(0.01)	0.05	—	0.06
All other / rounding	0.01	(0.01)	—	—	0.01	0.01
Six months ended March 31, 2024 adjusted operating results per share	1.27	0.59	0.62	0.77	—	3.25
Items impacting comparability:
Unrealized gain (loss) on derivative asset, net of tax	(0.03)					(0.03)
Unrealized gain (loss) on other investments, net of tax					0.02	0.02
Six months ended March 31, 2024 GAAP earnings per share	$1.24	$0.59	$0.62	$0.77	$0.02	$3.24

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2024	2023	2024	2023
Operating Revenues:
Utility Revenues	$290,198	$406,758	$492,119	$718,376
Exploration and Production and Other Revenues	264,614	244,552	518,633	521,525
Pipeline and Storage and Gathering Revenues	75,127	65,951	144,549	136,218
	629,939	717,261	1,155,301	1,376,119
Operating Expenses:
Purchased Gas	105,940	243,839	162,491	415,035
Operation and Maintenance:
Utility	59,288	56,453	112,993	106,805
Exploration and Production and Other	32,794	31,782	67,620	58,655
Pipeline and Storage and Gathering	39,340	37,479	74,303	70,740
Property, Franchise and Other Taxes	23,019	25,367	45,434	51,572
Depreciation, Depletion and Amortization	118,935	100,964	234,725	197,564
	379,316	495,884	697,566	900,371

Operating Income	250,623	221,377	457,735	475,748

Other Income (Expense):
Other Income (Deductions)	6,070	2,884	9,801	9,203
Interest Expense on Long-Term Debt	(28,453)	(27,583)	(56,915)	(57,188)
Other Interest Expense	(6,636)	(5,861)	(12,910)	(9,704)

Income Before Income Taxes	221,604	190,817	397,711	418,059

Income Tax Expense	55,332	49,937	98,419	107,489

Net Income Available for Common Stock	$166,272	$140,880	$299,292	$310,570

Earnings Per Common Share
Basic	$1.81	$1.53	$3.25	$3.39
Diluted	$1.80	$1.53	$3.24	$3.37

Weighted Average Common Shares:
Used in Basic Calculation	92,114,415	91,794,765	92,011,772	91,686,110
Used in Diluted Calculation	92,512,447	92,256,348	92,478,604	92,264,717

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2024	2023
ASSETS
Property, Plant and Equipment	$14,056,169	$13,635,303
Less - Accumulated Depreciation, Depletion and Amortization	6,548,662	6,335,441
Net Property, Plant and Equipment	7,507,507	7,299,862
Current Assets:
Cash and Temporary Cash Investments	50,769	55,447
Receivables - Net	180,717	160,601
Unbilled Revenue	46,571	16,622
Gas Stored Underground	8,565	32,509
Materials and Supplies - at average cost	47,258	48,989
Other Current Assets	85,123	100,260
Total Current Assets	419,003	414,428
Other Assets:
Recoverable Future Taxes	77,416	69,045
Unamortized Debt Expense	6,418	7,240
Other Regulatory Assets	69,609	72,138
Deferred Charges	89,004	82,416
Other Investments	78,744	73,976
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	222,834	200,301
Fair Value of Derivative Financial Instruments	196,291	50,487
Other	4,723	4,891
Total Other Assets	750,515	565,970
Total Assets	$8,677,025	$8,280,260
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 92,031,724 Shares and 91,819,405 Shares, Respectively	$92,032	$91,819
Paid in Capital	1,045,929	1,040,761
Earnings Reinvested in the Business	2,090,172	1,885,856
Accumulated Other Comprehensive Income (Loss)	75,340	(55,060)
Total Comprehensive Shareholders' Equity	3,303,473	2,963,376
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,386,574	2,384,485
Total Capitalization	5,690,047	5,347,861
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	278,900	287,500
Accounts Payable	93,996	152,193
Amounts Payable to Customers	72,346	59,019
Dividends Payable	45,563	45,451
Interest Payable on Long-Term Debt	22,553	20,399
Customer Advances	—	21,003
Customer Security Deposits	30,600	28,764
Other Accruals and Current Liabilities	183,966	160,974
Fair Value of Derivative Financial Instruments	—	31,009
Total Current and Accrued Liabilities	727,924	806,312
Other Liabilities:
Deferred Income Taxes	1,199,909	1,124,170
Taxes Refundable to Customers	316,455	268,562
Cost of Removal Regulatory Liability	288,819	277,694
Other Regulatory Liabilities	165,023	165,441
Other Post-Retirement Liabilities	2,803	2,915
Asset Retirement Obligations	161,027	165,492
Other Liabilities	125,018	121,813
Total Other Liabilities	2,259,054	2,126,087
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$8,677,025	$8,280,260

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2024	2023

Operating Activities:
Net Income Available for Common Stock	$299,292	$310,570
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	234,725	197,564
Deferred Income Taxes	65,187	80,745
Stock-Based Compensation	10,477	11,286
Other	11,874	10,758
Change in:
Receivables and Unbilled Revenue	(50,123)	71,760
Gas Stored Underground and Materials and Supplies	25,675	21,243
Unrecovered Purchased Gas Costs	—	72,491
Other Current Assets	15,201	(15,864)
Accounts Payable	(15,641)	(29,169)
Amounts Payable to Customers	13,327	2,411
Customer Advances	(21,003)	(26,108)
Customer Security Deposits	1,836	10,099
Other Accruals and Current Liabilities	26,927	28,741
Other Assets	(22,165)	(26,901)
Other Liabilities	(9,328)	(8,417)
Net Cash Provided by Operating Activities	$586,261	$711,209

Investing Activities:
Capital Expenditures	$(481,958)	$(496,362)
Deposit Paid for Upstream Assets	—	(12,700)
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	—	10,000
Other	(1,189)	14,413
Net Cash Used in Investing Activities	$(483,147)	$(484,649)

Financing Activities:
Proceeds from Issuance of Short-Term Note Payable to Bank	$—	$250,000
Net Change in Other Short-Term Notes Payable to Banks and Commercial Paper	(8,600)	100,000
Shares Repurchased Under Repurchase Plan	(4,230)	—
Reduction of Long-Term Debt	—	(549,000)
Dividends Paid on Common Stock	(91,048)	(87,051)
Net Repurchases of Common Stock Under Stock and Benefit Plans	(3,914)	(6,694)
Net Cash Used in Financing Activities	$(107,792)	$(292,745)

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(4,678)	(66,185)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	55,447	137,718
Cash, Cash Equivalents, and Restricted Cash at March 31	$50,769	$71,533

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2024	2023	Variance	2024	2023	Variance
Total Operating Revenues	$264,614	$244,552	$20,062	$518,633	$521,525	$(2,892)
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	17,165	17,435	(270)	34,958	33,033	1,925
Lease Operating and Transportation Expense	69,662	65,783	3,879	136,736	127,328	9,408
All Other Operation and Maintenance Expense	2,644	2,089	555	8,188	4,612	3,576
Property, Franchise and Other Taxes	3,075	4,671	(1,596)	6,713	11,647	(4,934)
Depreciation, Depletion and Amortization	73,448	58,605	14,843	145,413	114,164	31,249
	165,994	148,583	17,411	332,008	290,784	41,224

Operating Income	98,620	95,969	2,651	186,625	230,741	(44,116)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	100	347	(247)	201	694	(493)
Interest and Other Income (Deductions)	1,170	(1,623)	2,793	(342)	(292)	(50)
Interest Expense	(15,108)	(12,186)	(2,922)	(30,377)	(25,420)	(4,957)
Income Before Income Taxes	84,782	82,507	2,275	156,107	205,723	(49,616)
Income Tax Expense	22,717	21,525	1,192	41,559	53,549	(11,990)
Net Income	$62,065	$60,982	$1,083	$114,548	$152,174	$(37,626)
Net Income Per Share (Diluted)	$0.67	$0.66	$0.01	$1.24	$1.65	$(0.41)

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2024	2023	Variance	2024	2023	Variance
Revenues from External Customers	$71,210	$64,223	$6,987	$136,036	$131,844	$4,192
Intersegment Revenues	36,810	30,880	5,930	66,397	60,915	5,482
Total Operating Revenues	108,020	95,103	12,917	202,433	192,759	9,674
Operating Expenses:
Purchased Gas	325	462	(137)	926	887	39
Operation and Maintenance	29,062	27,275	1,787	55,013	51,294	3,719
Property, Franchise and Other Taxes	8,600	8,440	160	17,320	17,123	197
Depreciation, Depletion and Amortization	19,490	17,728	1,762	37,704	35,142	2,562
	57,477	53,905	3,572	110,963	104,446	6,517

Operating Income	50,543	41,198	9,345	91,470	88,313	3,157

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	1,257	1,330	(73)	2,515	2,660	(145)
Interest and Other Income	2,046	958	1,088	3,978	2,822	1,156
Interest Expense	(12,119)	(10,877)	(1,242)	(23,843)	(21,829)	(2,014)
Income Before Income Taxes	41,727	32,609	9,118	74,120	71,966	2,154
Income Tax Expense	10,990	8,751	2,239	19,328	18,631	697
Net Income	$30,737	$23,858	$6,879	$54,792	$53,335	$1,457
Net Income Per Share (Diluted)	$0.33	$0.26	$0.07	$0.59	$0.58	$0.01

	Three Months Ended			Six Months Ended
	March 31,			March 31,
GATHERING SEGMENT	2024	2023	Variance	2024	2023	Variance
Revenues from External Customers	$3,917	$1,728	$2,189	$8,513	$4,374	$4,139
Intersegment Revenues	60,076	55,253	4,823	118,068	109,020	9,048
Total Operating Revenues	63,993	56,981	7,012	126,581	113,394	13,187
Operating Expenses:
Operation and Maintenance	10,796	10,715	81	20,300	20,403	(103)
Property, Franchise and Other Taxes	94	3	91	117	14	103
Depreciation, Depletion and Amortization	9,611	8,918	693	19,068	17,626	1,442
	20,501	19,636	865	39,485	38,043	1,442

Operating Income	43,492	37,345	6,147	87,096	75,351	11,745

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	9	37	(28)	19	75	(56)
Interest and Other Income	72	225	(153)	143	395	(252)
Interest Expense	(3,701)	(3,900)	199	(7,431)	(7,943)	512
Income Before Income Taxes	39,872	33,707	6,165	79,827	67,878	11,949
Income Tax Expense	11,166	9,373	1,793	22,296	18,806	3,490
Net Income	$28,706	$24,334	$4,372	$57,531	$49,072	$8,459
Net Income Per Share (Diluted)	$0.31	$0.26	$0.05	$0.62	$0.53	$0.09

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2024	2023	Variance	2024	2023	Variance
Revenues from External Customers	$290,198	$406,758	$(116,560)	$492,119	$718,376	$(226,257)
Intersegment Revenues	306	358	(52)	393	420	(27)
Total Operating Revenues	290,504	407,116	(116,612)	492,512	718,796	(226,284)
Operating Expenses:
Purchased Gas	140,836	271,881	(131,045)	224,886	470,301	(245,415)
Operation and Maintenance	60,229	57,292	2,937	114,913	108,568	6,345
Property, Franchise and Other Taxes	11,113	12,123	(1,010)	21,019	22,531	(1,512)
Depreciation, Depletion and Amortization	16,268	15,553	715	32,305	30,428	1,877
	228,446	356,849	(128,403)	393,123	631,828	(238,705)

Operating Income	62,058	50,267	11,791	99,389	86,968	12,421

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit (Costs)	857	(5)	862	1,327	(13)	1,340
Interest and Other Income	1,340	1,769	(429)	3,250	3,211	39
Interest Expense	(8,528)	(9,709)	1,181	(16,986)	(17,752)	766
Income Before Income Taxes	55,727	42,322	13,405	86,980	72,414	14,566
Income Tax Expense	10,988	10,602	386	15,691	16,877	(1,186)
Net Income	$44,739	$31,720	$13,019	$71,289	$55,537	$15,752
Net Income Per Share (Diluted)	$0.48	$0.35	$0.13	$0.77	$0.60	$0.17

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2024	2023	Variance	2024	2023	Variance
Total Operating Revenues	$—	$—	$—	$—	$—	$—
Operating Expenses:
Operation and Maintenance	—	—	—	—	21	(21)
	—	—	—	—	21	(21)

Operating Loss	—	—	—	—	(21)	21
Other Income (Expense):
Interest and Other Income (Deductions)	(41)	(62)	21	(119)	(387)	268
Interest Expense	(84)	(28)	(56)	(165)	(49)	(116)
Loss before Income Taxes	(125)	(90)	(35)	(284)	(457)	173
Income Tax Benefit	(29)	(21)	(8)	(67)	(107)	40
Net Loss	$(96)	$(69)	$(27)	$(217)	$(350)	$133
Net Loss Per Share (Diluted)	$—	$—	$—	$—	$—	$—

	Three Months Ended			Six Months Ended
	March 31,			March 31,
CORPORATE	2024	2023	Variance	2024	2023	Variance
Revenues from External Customers	$—	$—	$—	$—	$—	$—
Intersegment Revenues	1,286	1,153	133	2,571	2,304	267
Total Operating Revenues	1,286	1,153	133	2,571	2,304	267
Operating Expenses:
Operation and Maintenance	5,121	4,265	856	8,916	7,447	1,469
Property, Franchise and Other Taxes	137	130	7	265	257	8
Depreciation, Depletion and Amortization	118	160	(42)	235	204	31
	5,376	4,555	821	9,416	7,908	1,508

Operating Loss	(4,090)	(3,402)	(688)	(6,845)	(5,604)	(1,241)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(387)	(354)	(33)	(774)	(709)	(65)
Interest and Other Income	40,234	37,409	2,825	81,262	75,286	5,976
Interest Expense on Long-Term Debt	(28,453)	(27,583)	(870)	(56,915)	(57,188)	273
Other Interest Expense	(7,683)	(6,308)	(1,375)	(15,767)	(11,250)	(4,517)
Income (Loss) before Income Taxes	(379)	(238)	(141)	961	535	426
Income Tax Benefit	(500)	(293)	(207)	(388)	(267)	(121)
Net Income	$121	$55	$66	$1,349	$802	$547
Net Income Per Share (Diluted)	$0.01	$—	$0.01	$0.02	$0.01	$0.01

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2024	2023	Variance	2024	2023	Variance
Intersegment Revenues	$(98,478)	$(87,644)	$(10,834)	$(187,429)	$(172,659)	$(14,770)
Operating Expenses:
Purchased Gas	(35,221)	(28,504)	(6,717)	(63,321)	(56,153)	(7,168)
Operation and Maintenance	(63,257)	(59,140)	(4,117)	(124,108)	(116,506)	(7,602)
	(98,478)	(87,644)	(10,834)	(187,429)	(172,659)	(14,770)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(40,587)	(37,147)	(3,440)	(81,659)	(74,539)	(7,120)
Interest Expense	40,587	37,147	3,440	81,659	74,539	7,120
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2024		2023		(Decrease)	2024		2023		(Decrease)

Capital Expenditures:
Exploration and Production	$124,184	(1)	$155,112	(3)	$(30,928)	$285,141	(1)(2)	$323,617	(3)(4)	$(38,476)
Pipeline and Storage	18,025	(1)	16,838	(3)	1,187	42,579	(1)(2)	33,265	(3)(4)	9,314
Gathering	19,949	(1)	20,788	(3)	(839)	39,518	(1)(2)	34,081	(3)(4)	5,437
Utility	37,741	(1)	23,942	(3)	13,799	68,251	(1)(2)	49,230	(3)(4)	19,021
Total Reportable Segments	199,899		216,680		(16,781)	435,489		440,193		(4,704)
All Other	—		—		—	—		—		—
Corporate	121		391		(270)	182		403		(221)
Total Capital Expenditures	$200,020		$217,071		$(17,051)	$435,671		$440,596		$(4,925)

(1)Capital expenditures for the quarter and six months ended March 31, 2024, include accounts payable and accrued liabilities related to capital expenditures of $44.4 million, $5.0 million, $5.5 million, and $8.0 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2024, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the six months ended March 31, 2024, exclude capital expenditures of $43.2 million, $31.8 million, $20.6 million and $13.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2023 and paid during the six months ended March 31, 2024. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2023, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2024.

(3)Capital expenditures for the quarter and six months ended March 31, 2023, include accounts payable and accrued liabilities related to capital expenditures of $56.1 million, $2.2 million, $2.0 million, and $4.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were excluded from the Consolidated Statement of Cash Flows at March 31, 2023, since they represented non-cash investing activities at that date.

(4)Capital expenditures for the six months ended March 31, 2023, exclude capital expenditures of $83.0 million, $15.2 million, $10.7 million and $11.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2022 and paid during the six months ended March 31, 2023. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2022, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2023.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended March 31,	Normal	2024	2023	Normal (1)	Last Year (1)
Buffalo, NY	3,326	2,705	2,820	(18.7)	(4.1)
Erie, PA(2)	3,057	2,576	2,645	(15.7)	(2.6)

Six Months Ended March 31,
Buffalo, NY	5,579	4,563	4,868	(18.2)	(6.3)
Erie, PA(2)	4,951	4,240	4,632	(14.4)	(8.5)

(1)Percents compare actual 2024 degree days to normal degree days and actual 2024 degree days to actual 2023 degree days.
(2)Normal degree days changed from NOAA 30-year degree days to NOAA 15-year degree days with the implementation of new base rates in Pennsylvania in August 2023.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	102,883	93,241	9,642	203,640	183,815	19,825

Average Prices (Per Mcf)
Weighted Average	$1.98	$2.79	$(0.81)	2.14	3.77	(1.63)
Weighted Average after Hedging	2.56	2.58	(0.02)	2.53	2.80	(0.27)

Selected Operating Performance Statistics:
General and Administrative Expense per Mcf (1)	$0.17	$0.19	$(0.02)	$0.17	$0.18	$(0.01)
Lease Operating and Transportation Expense per Mcf (1)(2)	$0.68	$0.71	$(0.03)	$0.67	$0.69	$(0.02)
Depreciation, Depletion and Amortization per Mcf (1)	$0.71	$0.63	$0.08	$0.71	$0.62	$0.09

(1)Refer to page 15 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment..
(2)Amounts include transportation expense of $0.57 and $0.58 per Mcf for the three months ended March 31, 2024 and March 31, 2023, respectively. Amounts include transportation expense of $0.57 and $0.58 per Mcf for the six months ended March 31, 2024 and March 31, 2023, respectively.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Six Months of Fiscal 2024	Volume		Average Hedge Price
Gas Swaps
NYMEX	77,340,000	MMBTU	$3.35 / MMBTU
No Cost Collars	28,800,000	MMBTU	$3.22 / MMBTU (Floor) / $3.79 / MMBTU (Ceiling)
Fixed Price Physical Sales	40,856,860	MMBTU	$2.34 / MMBTU
Total	146,996,860	MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Gas Swaps
NYMEX	101,080,000	MMBTU	$3.50 / MMBTU
No Cost Collars	43,960,000	MMBTU	$3.49 / MMBTU (Floor) / $4.65 / MMBTU (Ceiling)
Fixed Price Physical Sales	76,440,261	MMBTU	$2.47 / MMBTU
Total	221,480,261	MMBTU

Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Gas Swaps
NYMEX	40,060,000	MMBTU	$3.96 / MMBTU
No Cost Collars	42,720,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	71,623,404	MMBTU	$2.42 / MMBTU
Total	154,403,404	MMBTU

Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
Gas Swaps
NYMEX	21,750,000	MMBTU	$4.16 / MMBTU
No Cost Collars	3,560,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	53,921,121	MMBTU	$2.46 / MMBTU
Total	79,231,121	MMBTU

Hedging Summary for Fiscal 2028	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,750,000	MMBTU	$4.16 / MMBTU
Fixed Price Physical Sales	17,189,881	MMBTU	$2.61 / MMBTU
Total	18,939,881	MMBTU

Hedging Summary for Fiscal 2029	Volume		Average Hedge Price
Fixed Price Physical Sales	3,891,892	MMBTU	$2.85 / MMBTU

Hedging Summary for Fiscal 2030	Volume		Average Hedge Price
Fixed Price Physical Sales	131,856	MMBTU	$2.93 / MMBTU

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline and Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)
Firm Transportation - Affiliated	42,561	48,147	(5,586)	74,056	86,616	(12,560)
Firm Transportation - Non-Affiliated	179,697	182,934	(3,237)	348,303	369,089	(20,786)
Interruptible Transportation	1,271	619	652	1,389	1,927	(538)
	223,529	231,700	(8,171)	423,748	457,632	(33,884)

Gathering Volume - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)
Gathered Volume	125,565	109,344	16,221	249,388	217,371	32,017

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)
Retail Sales:
Residential Sales	27,063	27,884	(821)	45,045	48,037	(2,992)
Commercial Sales	4,293	4,384	(91)	7,093	7,378	(285)
Industrial Sales	190	267	(77)	327	418	(91)
	31,546	32,535	(989)	52,465	55,833	(3,368)
Transportation	22,637	22,788	(151)	40,166	41,098	(932)
	54,183	55,323	(1,140)	92,631	96,931	(4,300)

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and six months ended March 31, 2024 and 2023:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2024	2023	2024	2023
Reported GAAP Earnings	$166,272	$140,880	$299,292	$310,570
Items impacting comparability:
Unrealized (gain) loss on derivative asset (E&P)	(536)	2,471	3,662	2,273
Tax impact of unrealized (gain) loss on derivative asset	147	(677)	(1,004)	(623)
Unrealized (gain) loss on other investments (Corporate / All Other)	(769)	(1,068)	(1,818)	(1,278)
Tax impact of unrealized (gain) loss on other investments	162	224	382	268
Adjusted Operating Results	$165,276	$141,830	$300,514	$311,210

Reported GAAP Earnings Per Share	$1.80	$1.53	$3.24	$3.37
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax (E&P)	—	0.02	0.03	0.02
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	(0.01)	(0.01)	(0.02)	(0.01)
Rounding	—	—	—	(0.01)
Adjusted Operating Results Per Share	$1.79	$1.54	$3.25	$3.37

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and six months ended March 31, 2024 and 2023:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2024	2023	2024	2023
Reported GAAP Earnings	$166,272	$140,880	$299,292	$310,570
Depreciation, Depletion and Amortization	118,935	100,964	234,725	197,564
Other (Income) Deductions	(6,070)	(2,884)	(9,801)	(9,203)
Interest Expense	35,089	33,444	69,825	66,892
Income Taxes	55,332	49,937	98,419	107,489
Adjusted EBITDA	$369,558	$322,341	$692,460	$673,312

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$70,033	$58,926	$129,174	$123,455
Gathering Adjusted EBITDA	53,103	46,263	106,164	92,977
Total Midstream Businesses Adjusted EBITDA	123,136	105,189	235,338	216,432
Exploration and Production Adjusted EBITDA	172,068	154,574	332,038	344,905
Utility Adjusted EBITDA	78,326	65,820	131,694	117,396
Corporate and All Other Adjusted EBITDA	(3,972)	(3,242)	(6,610)	(5,421)
Total Adjusted EBITDA	$369,558	$322,341	$692,460	$673,312

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2024	2023	2024	2023
Exploration and Production Segment
Reported GAAP Earnings	$62,065	$60,982	$114,548	$152,174
Depreciation, Depletion and Amortization	73,448	58,605	145,413	114,164
Other (Income) Deductions	(1,270)	1,276	141	(402)
Interest Expense	15,108	12,186	30,377	25,420
Income Taxes	22,717	21,525	41,559	53,549
Adjusted EBITDA	$172,068	$154,574	$332,038	$344,905

Pipeline and Storage Segment
Reported GAAP Earnings	$30,737	$23,858	$54,792	$53,335
Depreciation, Depletion and Amortization	19,490	17,728	37,704	35,142
Other (Income) Deductions	(3,303)	(2,288)	(6,493)	(5,482)
Interest Expense	12,119	10,877	23,843	21,829
Income Taxes	10,990	8,751	19,328	18,631
Adjusted EBITDA	$70,033	$58,926	$129,174	$123,455

Gathering Segment
Reported GAAP Earnings	$28,706	$24,334	$57,531	$49,072
Depreciation, Depletion and Amortization	9,611	8,918	19,068	17,626
Other (Income) Deductions	(81)	(262)	(162)	(470)
Interest Expense	3,701	3,900	7,431	7,943
Income Taxes	11,166	9,373	22,296	18,806
Adjusted EBITDA	$53,103	$46,263	$106,164	$92,977

Utility Segment
Reported GAAP Earnings	$44,739	$31,720	$71,289	$55,537
Depreciation, Depletion and Amortization	16,268	15,553	32,305	30,428
Other (Income) Deductions	(2,197)	(1,764)	(4,577)	(3,198)
Interest Expense	8,528	9,709	16,986	17,752
Income Taxes	10,988	10,602	15,691	16,877
Adjusted EBITDA	$78,326	$65,820	$131,694	$117,396

Corporate and All Other
Reported GAAP Earnings	$25	$(14)	$1,132	$452
Depreciation, Depletion and Amortization	118	160	235	204
Other (Income) Deductions	781	154	1,290	349
Interest Expense	(4,367)	(3,228)	(8,812)	(6,052)
Income Taxes	(529)	(314)	(455)	(374)
Adjusted EBITDA	$(3,972)	$(3,242)	$(6,610)	$(5,421)